Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

ENSERVCO CORPORATION

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Enservco Corporation

501 South Cherry Street, Suite 1000
Denver, CO 80246

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING
TO BE HELD ON SEPTEMBER 29, 2016

August 19, 2016

To Our Stockholders:

Notice is given that the Adjourned Annual Meeting of Stockholders of Enservco Corporation (“Enservco”) will be held September 29, 2016, at 1:00 p.m., local time, to be held at Suite 100, 501 S. Cherry St., Denver, CO 80246 (the “Annual Meeting”). At the Annual Meeting, Enservco will submit the following five proposals to its stockholders for approval:

1.	To elect six directors for the ensuing year.
2.	To approve the 2016 Stock Incentive Plan.
3.	To ratify and approve the appointment of EKS&H, LLLP, as Enservco’s independent registered accounting firm for the year ended December 31, 2016.
4.	To approve, on an advisory basis, the compensation of named executive officers.
5.	To select, on an advisory basis, the frequency of advisory votes on executive compensation.

The foregoing items of business are described more fully in the accompanying Proxy Statement.  Any other business that may properly come before the meeting will also be conducted. The Board of Directors is not aware of any other business to come before the Meeting.

On June 22, 2016, Enservco held and adjourned its annual meeting of stockholders. No formal action was taken by the stockholders at that meeting other than adjournment. The original record date for the Annual Meeting scheduled to be held in June 2016 was April 27, 2016. Following the adjournment of that meeting, the Board of Directors, pursuant to Enservco’s Bylaws, established a new record date of August 12, 2016 and a meeting date of September 29, 2016. Only holders of record of our common stock as of close of business on August 12, 2016 will be entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof.

The Company recommends the approval of all the above-listed proposals.  Please vote promptly by signing, dating and returning the enclosed proxy card or voting by telephone or on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to attend the meeting, it, he or she may, if so desired, revoke the proxy by voting the shares in person at the meeting. If you plan to attend the meeting, please ensure that you have an admission ticket or other authorization from the record holder of your shares.

EACH STOCKHOLDER, WHETHER OR NOT THE STOCKHOLDER PLANS TO ATTEND THE MEETING, IS REQUESTED TO VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD OR VOTING BY TELEPHONE OR INTERNET.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE THE PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

Sincerely,

/s/ Rick D. Kasch

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ENSERVCO’S

PROXY STATEMENT

We will be using the Securities and Exchange Commission’s Notice and Access model which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or before August 19, 2016, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Notice of Adjournment of Annual Meeting are available at: www.edocumentview.com/ENSV.

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2016 PROXY STATEMENT
TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
BOARD OF DIRECTORS; CORPORATE GOVERNANCE	8
EXECUTIVE COMPENSATION	18
COMPENSATION OF DIRECTORS	27
PROPOSAL NO. 2 APPROVAL OF THE 2016 STOCK INCENTIVE PLAN	28
PROPOSAL NO. 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
PROPOSAL NO. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION	39
PROPOSAL NO. 5 FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	41
ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION	42
OTHER MATTERS	42
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	43
STOCKHOLDER PROPOSALS	43

Appendix A -- Form of Proxy Card
Appendix B -- 2016 Stock Incentive Plan

 Enservco Corporation

501 South Cherry Street, Suite 1000
Denver, CO 80246

__________________________________________________________________________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 29, 2016 at 1:00 PM Mountain Time

___________________________________________________________________________

August 19, 2016

To Our Stockholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Enservco Corporation (“Enservco” or the “Company”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held at Suite 100, 501 S. Cherry St., Denver, CO 80246 on Thursday, September 29, 2016, at 1:00 p.m., local time, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or before August 19, 2016. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016. (This Proxy Statement and the Annual Report are collectively referred to herein as the “Meeting Materials.”)

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Notice and Access Model

We are making the Meeting Materials available to stockholders on the Internet under the SEC’s Notice and Access model. On or before August 19, 2016, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full printed set of the Meeting Materials. Accordingly, our Meeting Materials are first being made available to our stockholders on the Internet at www.edocumentview.com/ENSV, on or before August 19, 2016. The Notice includes instructions for accessing the Meeting Materials and voting by mail, telephone or on the Internet. You will also find instructions for requesting a full printed set of the Meeting Materials in the Notice.

We believe the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice for requesting such materials.

Solicitation/Cost of the Meeting

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company’s shares.

Record Date, Voting Rights, and Votes Required

Holders of shares of Enservco common stock (the “Common Stock”) at the close of business on August 12, 2016 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  As of the Record Date, 38,130,160 shares of Company’s Common Stock were outstanding.

For all Proposals, holders of Common Stock are entitled to one vote per share. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the meeting.

For all Proposals the presence in person or by proxy of the holders of one-third of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting. The presence in person or by proxy of the holders of votes entitled to be cast of at least 12,710,054 votes at the Meeting is required for a quorum.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal No. 1, the proxy card being provided by the Board enables a stockholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  If a quorum is present, Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve Proposals No. 2, 3, & 4. As to these Proposals, a stockholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not have an effect on these proposals.

With respect to Proposal No. 5 (the frequency of the advisory vote on executive compensation), the frequency receiving the greatest number of votes will be considered the frequency recommended by stockholders. Votes to abstain and broker non-votes will not have an effect on this proposal.

Proposals No. 3, 4, and 5 are advisory in nature and non-binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of each vote when making future decisions on the Company’s independent auditor selection, executive compensation, and frequency of executive compensation advisory votes.

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Voting

Whether you plan to attend the Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive by the meeting through this solicitation and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein, “FOR” each of the Proposals 2, 3, & 4, and “FOR” the selection “Every Three Years” under Proposal 5. Voting by proxy will not affect your right to attend the Meeting. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person. If you plan to attend the meeting, please ensure that you have an admission ticket or other authorization from the record holder of your shares.

Registered Holder. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted above.

•	In person at the meeting. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at September 29, 2016 at 1 a.m. central time.

Beneficial Holder. If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Meeting in order to vote. You will not be able to vote at the Meeting unless you have a proxy card from your broker.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders and Other Matters

No stockholder has requested that we include any additional proposals in this Proxy Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

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Forward-Looking Statements

This Proxy Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Proxy Statement, our potential business, financial condition, results of operations, strategies, or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends, or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2015. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of the Record Date the Company had 38,130,160 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group. To the extent any of the named stockholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that stockholders’ Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock
Rick D. Kasch	Chairman of the Board, Chief Executive Officer, and President	2,056,824 (3)	5.4%
Steven P. Oppenheim	Director	175,000 (4)	*
Keith J. Behrens	Director	100,000 (5)	*

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Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock
William A. Jolly	Director	69,817 (6)	*
Robert S. Herlin	Director	85,000 (7)	*
Richard A. Murphy	Director	8,990,017 (8)	23.6%
Robert J. Devers	Chief Financial Officer and Treasurer	184,315 (9)	*
Austin Peitz	Senior Vice President of Field Operations	302,186 (10)	*
All current directors, executive officers and named executive officers as a group (8 persons)		11,963,159	30.7%

Notes to Security Ownership of Management table shown above:

* The percentage of common stock beneficially owned is less than 1%.

(1)	The address of the beneficial owners in each case is c/o Enservco Corporation, 501 S. Cherry Street, Suite 1000, Denver, CO 80246

(2)	Calculated in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)

Consists of (i) 1,849,324 shares of common stock owned by Mr. Kasch; (ii) warrants to acquire 37,500 shares exercisable at $0.55 per share through November 2, 2017 and (iii) options to acquire 170,000 shares of common stock which are vested or will vest within 60 days. Does not include options to acquire 1,185,000 shares granted to Mr. Kasch which are subject to stockholder approval of the 2016 Stock Incentive Plan (see the description below under Proposal No. 1 in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”). If approved by stockholders at the Meeting, options to acquire 325,000 shares granted to Mr. Kasch will vest on the date of such stockholder approval and the remaining options have different vesting schedules as discussed below in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

(4)

Consists of (i) 75,000 shares of common stock owned by Mr. Oppenheim and (ii) options to acquire 100,000 shares of common stock which are vested or will vest within 60 days. Does not include options to acquire 150,000 shares granted to Mr. Oppenheim which are subject to stockholder approval of the 2016 Stock Incentive Plan (see the description below under Proposal No. 1 in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”). If approved by stockholders at the Meeting, options to acquire 150,000 shares granted to Mr. Oppenheim will vest on the date of such stockholder approval.

(5)

Consists of options to acquire 100,000 shares of common stock which are vested or will vest within 60 days. Does not include options to acquire 100,000 shares granted to Mr. Behrens which are subject to stockholder approval of the 2016 Stock Incentive Plan (see the description below under Proposal No. 1 in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”). If approved by stockholders at the Meeting, options to acquire 100,000 shares granted to Mr. Behrens will vest on the date of such stockholder approval.

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(6)	Consists of (i) 19,817 shares of common stock owned by Mr. Jolly and (ii) options to acquire 50,000 shares of common stock which are vested or will vest within 60 days.

(7)	Consists of (i) 35,000 shares of common stock owned by Mr. Herlin and (ii) options to acquire 50,000 shares of common stock which are vested or will vest within 60 days.

(8)

Consists of (i) 73,900 shares of common stock owned directly by Mr. Murphy and (ii) 8,916,117 shares held by Cross River Partners, L.P. Mr. Murphy is the managing member of the general partner of Cross River Partners, L.P.

(9)

Consists of (i) 4,315 shares of common stock owned by Mr. Devers and (ii) options to acquire 180,000 shares of common stock which are vested or will vest within 60 days. Does not include options to acquire 165,000 shares granted to Mr. Devers which are subject to stockholder approval of the 2016 Stock Incentive Plan (see the description below under Proposal No. 1 in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”). If approved by stockholders at the Meeting, options to acquire 100,000 shares granted to Mr. Devers will vest on or within 60 days of the date of such stockholder approval and the remaining options have different vesting schedules as discussed below in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

(10)

Consists of (i) 98,853 shares of common stock owned by Mr. Peitz and (ii) options to acquire 203,333 shares of common stock which are vested or will vest within 60 days. Does not include options to acquire 360,000 shares granted to Mr. Peitz which are subject to stockholder approval of the 2016 Stock Incentive Plan (see the description below under Proposal No. 1 in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”). If approved by stockholders at the Meeting, options to acquire 200,000 shares granted to Mr. Peitz will vest on the date of such stockholder approval and the remaining options have different vesting schedules as discussed below in the section entitled “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

Security Ownership of Certain Beneficial Owners

As of the Record Date, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who does not serve as an executive officer or director of the Company, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Cross River Partners, L.P. 456 Main Street, 2nd Floor Ridgefield, CT 06877	8,990,017 (2)	23.6%
Debra Herman Post Office Box 81740 Las Vegas, Nevada 89180	3,033,660 (3)	8.0%
Granahan Investment Management, Inc. 404 Wyman Street, Suite 460 Waltham, MA 02451	2,066,757 (4)	5.4%

(1)	Calculated in accordance with 1934 Act Rule 13d-3, as amended.

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(2)

Based solely on information in a Form 4 filed March 3, 2016 by Cross River Partners LP. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Cross River Capital Management LLC (a Delaware limited liability company) and Richard Murphy, an individual and director of the Company.

(3)

Based solely on information in a Form 4 filed November 23, 2015. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Michael Herman, Mrs. Herman’s spouse.

(4)	Based on information in a Schedule 13F report dated March 31, 2016 by Granahan Investment Management, Inc.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company. There has been no change of control of Enservco since the beginning of Enservco’s last fiscal year. At January 1, 2015, Michael D. and Debra Herman together owned approximately 35.4% of the outstanding shares of Enservco common stock. As of the Record Date, Mrs. Herman owns 3,033,660 shares (less than 8% of the outstanding shares) and Mr. Herman owns no shares of Enservco common stock. During that same period of time, Cross River Partners and its affiliates have increased their ownership from approximately 14% to approximately 23.6%. Enservco does not consider this to be a change of control since Mr. Herman did not assert control over Enservco following his departure from the Board of Directors in December 2014. Furthermore, as set forth in Item 4 (Purpose of the Transaction) in Cross River’s Schedule 13D filed on November 19, 2015, it was stated that Cross River intended to provide its “input and provide the board of directors and management of [Enservco] with advice on  (i) merger and acquisition opportunities, (ii) additions to the Issuer's board of directors, (iii) the hiring of senior management, (iv) executive compensation, and (v) other proposals to maximize shareholder value on a per Share basis.” The Schedule 13D went on to state that “[e]xcept as otherwise set forth herein, the Reporting Persons do not have any present plans or proposals which would relate to, or result in, the matters set forth in subparagraphs (a) – (j) of Item 4 of Schedule 13D.” Subsequently, in January 2016, Enservco appointed Mr. Murphy, the managing member of Cross River Capital Management, LLC the general partner of Cross River Partners, L.P., to the Enservco board of directors as described below in “Proposal No. 1 – Election of Directors – Board of Directors; Corporate Governance.”

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The following persons, all whom are currently members of the Board of Directors, have been nominated by the Board of Directors for election to the Company’s Board of Directors:

■	Keith J. Behrens;
■	Robert S. Herlin;
■	William A. Jolly.
■	Rick D. Kasch;
■	Richard A. Murphy; and
■	Steven P. Oppenheim;

If elected, each director will serve for a one-year term and until his successor is elected and qualified.

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Vote Required and Recommendation

Each share will count as one vote cast for the election of directors, and abstentions and broker non-votes will not be counted. To be elected each director must receive a plurality of the votes cast at the Meeting—the six individuals with the most votes will be elected to the Board of Directors. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF MESSRS. BEHRENS, HERLIN, JOLLY, KASCH, MURPHY, AND OPPENHEIM.

BOARD OF DIRECTORS; CORPORATE GOVERNANCE

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its executive officers are as set forth in the following table.

Name	Age	Position
Rick D. Kasch	66	Chairman of the Board of Directors, Chief Executive Officer, and President

Steven P. Oppenheim	69	Director

Keith J. Behrens	50	Director

William A. Jolly	62	Director

Robert S. Herlin	61	Director

Richard A. Murphy	46	Director

Robert J. Devers	53	Chief Financial Officer, Principal Financial Officer, and Treasurer

Austin Peitz	37	Senior Vice President of Field Operations

Rick D. Kasch. Mr. Kasch was appointed to the Company’s Board of Directors on July 25, 2012 and has served as Chairman of the Board of Directors since December 2, 2014. Mr. Kasch was appointed as the Company’s Chief Executive Officer on April 16, 2014 and has served as President since April 2013. Between July 2012 and April 2013, Mr. Kasch served as Chief Financial Officer of the Company. Mr. Kasch served as the principal financial officer of Enservco Corporation’s predecessor (Enservco LLC) since its inception in May 2007. Mr. Kasch served as the principal financial officer, Secretary and Treasurer of Dillco Fluid Services, Inc. from December 2007 until June 2014, and currently serves as the President and Chief Executive Officer. Further, he has served as a manager and the principal financial officer for Heat Waves Hot Oil Service LLC since March 2006, and currently serves as the President. Additionally, Mr. Kasch has served as President or Chief Financial Officer for various other companies, including software development, hospitality, and internet-based companies. Mr. Kasch served on the board of directors of Pyramid Oil Company, a publicly held corporation traded on the NYSE MKT, until his resignation on September 10, 2014 in connection with its merger and name change to Yuma Energy, Inc. Mr. Kasch is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934. Mr. Kasch received a BBA - Accounting degree from the University of South Dakota. Mr. Kasch is a certified public accountant, but does not hold an active license.

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Steven P. Oppenheim. Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013. Mr. Oppenheim has been serving as the chairman of the Audit Committee of the Company’s Board of Directors since its formation in May 2013. He has over forty years of experience in accounting, securities, tax and finance. He served as an independent member of the Board of Directors of Sunair Services Corporation (AMEX: SNR) from January 2004 to mid-December 2009 at which time SNR’s business was sold to a private competitor and SNR’s entire Board ceased to serve. He served on SNR’s Audit Committee during his term as a director and interacted with SEC counsel and outside accountants relating to 1933 Act and Exchange Act filings and compliance, acquisitions and divestitures. Mr. Oppenheim also served as Chairs of SNR’s Compensation Committee and Nominating Committee from 2006 to mid-December 2009, handling stock option grants, employee plans and executive compensation, and with nominating process of new directors and director independence review. Mr. Oppenheim obtained both his Juris Doctor and Bachelor of Business Administration (Accounting) Degrees from the University of Miami, emphasizing accounting, finance, tax, and securities law. Mr. Oppenheim currently works as a corporate officer of, and is a founding equity partner in, IMS Internet Media Services, Inc., a USA company having the largest market share for placing client media, online and offline advertising, digital, mobile, and social media marketing and advertising in Latin America, and has done so for approximately the past 12 years. IMS became a controlled subsidiary of Sony Corporation in 2015 (NYSE: SNE). Mr. Oppenheim also serves as a corporate officer of Ted Baker Limited, a USA company, and Ted Baker Canada Inc., a Canadian company, both selling and distributing high-end retail fashions in the USA and Canada and both are subsidiaries of Ted Baker PLC, a European fashion conglomerate trading on the London Stock Exchange (LSE: TED.L), and he has done so for approximately the past 15 years. His above work includes involvement with appropriate accounting and financial statements, employee compensation and benefits, and international and pan-regional business transactions, financing and operations, requiring his interaction with outside counsel and accountants in various jurisdictions. Mr. Oppenheim previously served as Tax Supervisor at Coopers & Lybrand CPA firm, with audit and tax staff for accounting systems, audit work papers, financial statements and tax matters. Also, more than 25 years ago, he represented a private oil refinery and independent oil dealer, reviewed oil and gas private placement ventures, and served as personal advisor to a former President of Texaco Inc. Mr. Oppenheim is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

Keith J. Behrens. Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014. Mr. Behrens joined Stephens, Inc. in May 2009 as a Managing Director. Prior to joining Stephens, Inc. Mr. Behrens was a Co-Founder and a Managing Partner of Energy Capital Solutions. Mr. Behrens has over 24 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. Mr. Behrens has generated and led the execution of various M&A, public & private equity and senior & mezzanine debt transactions representing 150 transactions and approximately $30 billion in transaction volume. In addition to his extensive transaction experience, Mr. Behrens served as Chairman of the IPAA’s 2013 Private Capital Conference and is active in several energy industry organizations. He was formerly on the Advisory Council for the Energy Management and Innovation Center at the University of Texas at Austin McCombs School of Business. Mr. Behrens received his BBA and MBA from the University of Texas at Austin. Mr. Behrens is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

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William A. Jolly. Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. Mr. Jolly spent over 15 years with Procter & Gamble managing brands and subsidiaries in the U.S. and throughout Asia. Mr. Jolly then became Vice President for the Consumer Division of Scott Paper in Asia Pacific until it was acquired by Kimberly Clark. Mr. Jolly serves on the advisory board of ZetrOZ Systems, which develops non-invasive medical devices to accelerate tissue healing and relieve pain. Mr. Jolly currently is not currently serving on the board of any company with shares registered under the Securities Exchange Act of 1934. Mr. Jolly received his undergraduate degree from Duke University and his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Robert S. Herlin. Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Herlin is also Executive Chairman of Evolution Petroleum Corporation, Houston, Texas. He has served as a director of Evolution Petroleum since its inception in 2003, was elected Chairman of its Board of Directors in 2009 and served as Chief Executive Officer from inception through 2015. Evolution Petroleum’s common stock is registered under the Securities Exchange Act of 1934. Mr. Herlin also serves on the Board of Directors of Well Lift Inc., a private company that was spun off from Evolution Petroleum and is the owner and marketer of the GARP artificial lift technology. Mr. Herlin is also President of AVL Resources, LLC, a private energy company. Mr. Herlin has 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003 until early 2010, Mr. Herlin also served as a non-active Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure venture. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. Prior to 2001, Mr. Herlin served in various officer capacities for upstream and downstream oil and gas companies, both private and public. Mr. Herlin served on the Engineering Advisory Board for the Brown School of Engineering at Rice University from 2013 to 2016. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University.

Richard A. Murphy. Mr. Murphy was appointed to the Company’s Board of Directors on January 19, 2016. Mr. Murphy currently serves as the managing member of Cross River Capital Management, LLC the general partner of Cross River Partners, L.P., currently the largest stockholder of the Company. Mr. Murphy founded Cross River Partners, L.P. in April of 2002. Cross River Partners, L.P. invests in micro-cap and small-cap companies with market capitalizations up to $1.5 billion at the time of initial investment. Mr. Murphy’s primary responsibility as managing member is investment research, analysis of investment opportunities, and coordinating final investment decisions for Cross River Partners, L.P. Prior to founding Cross River Partners, L.P., Mr. Murphy was an analyst and asset portfolio manager with SunAmerica Asset Management, LLC from 1998 to 2002. Mr. Murphy also worked as an associate investment banker at ING Barings in its food and agricultural division in 1998 and he worked at Chase Manhattan Bank from 1992 to 1996. He also sat on the Advisory Board of CMS Bankcorp, Inc. and currently sits on the Applied Investment Management Board for the University of Notre Dame. Mr. Murphy is Chairman of the audit committee for Williston Holding Company, Inc. a non-reporting restaurant company. Mr. Murphy received his MBA from the University of Notre Dame-Mendoza College of Business in 1998 and his bachelor’s degree in political science from Gettysburg College in 1992. Mr. Murphy currently is not serving on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

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Robert J. Devers. Mr. Devers has served as the Company’s Chief Financial Officer and Treasurer since appointed by the Board of Directors on April 29, 2013. Prior to joining the Company, Mr. Devers spent two years as an independent consultant providing finance and accounting services to public companies in the mining and beverage distribution sectors. From June 2007 to April 2011, Mr. Devers served as Chief Financial Officer of Silver Bull Resources, a mineral exploration company that was listed on both the NYSE MKT and TSX. Additionally, Mr. Devers served as Senior Director – Financial Analysis and Internal Audit of The Broe Companies Inc., a large privately held international company in the Denver area with investments in real estate, transportation, mining, and oil and gas exploration. He has also served as a corporate officer and financial executive for several other privately-held and publicly traded companies. Earlier in his career, Mr. Devers spent three years in public accounting with a regional firm that specialized in publicly held oil and gas exploration and production companies. Mr. Devers received a Bachelor of Arts degree in Accounting from Western State College.

Austin Peitz. Mr. Peitz serves as Senior Vice President of Field Operations of the Company and has been a significant employee of the Company for a substantial period of time. Mr. Peitz has worked for Heat Waves Hot Oil Service, LLC since October 1999 and has been involved in nearly all aspects of operations since that time. In his current position as Senior Vice President of Field Operations, Mr. Peitz is in charge of overseeing and coordinating field operations.

Board of Directors – Composition, Qualifications and Attributes

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. As discussed herein, the Company does not currently have a separate nominating (or similar) committee, and given the Company’s small size, the Company does not yet believe such a committee is necessary. However, as the Company grows, it may consider establishing a separate nominating committee.

Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) nominating decisions are made by the independent directors. Currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the Board’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company like Enservco while also reviewing other appropriate factors.

Significant Employees

There are no significant employees of Enservco other than its executive officers named above.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2015 or otherwise outstanding as of the Record Date.

Employment Agreements

See the Executive Compensation section of this Proxy Statement for a discussion of the employment agreements between the Company and each of Messrs. Kasch, Peitz, and Devers.

Investment Banking Agreement with Stephens, Inc.

In March 2015, the Company entered into an investment banking agreement with Stephens, Inc., in connection with investigating a potential business combination. The agreement was terminated in April of 2015 when the Company determined not to pursue the transaction that was under consideration. The Company paid $20,000 under the agreement to Stephens, Inc. Mr. Behrens is a managing director of Stephens, Inc. as well as being a director of Enservco. Mr. Behrens was not involved in the deliberations of Enservco’s board of directors when they determined to retain Stephens. In retaining Stephens, the disinterested directors (being all directors except Mr. Behrens) determined that the arrangement was fair to Enservco.

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Academy Bank Guaranty by Enservco and Mr. Herman

In 2013, Heat Waves Hot Oil Service LLC, a subsidiary of the Company, entered into a real estate loan with Academy Bank, N.A. to replace an existing real estate loan in North Dakota in the amount of $720,000, under a note maturing on September 10, 2028. As a condition of making the loan, Academy Bank required Mr. Herman, the Company’s former Chairman and Chief Executive Officer, to guaranty $100,000 of the loan. As a result of this requirement, the Company continued to pay Mr. Herman a $12,500 per month guaranty fee. In February 2015, the Company made a principal payment of $100,000 and Academy Bank, N.A. released the guaranty in full and the Company was subsequently relieved of its obligation to continue to pay the guaranty fee to Mr. Herman.

Mr. Kasch’s Pledge of Company Shares

The Company’s Chief Executive Officer, Rick D. Kasch, carries a personal line of credit with Northstar Bank, the terms of which require the pledge of Enservco common stock as collateral. As of July 20, 2016, Mr. Kasch has pledged 700,000 shares of Enservco common stock to Northstar Bank pursuant to his line of credit, which, as of the same date, has a balance of $190,000.

Director Independence

The Company utilizes the definition of “independent” as it is set forth in Section 803A(2) of the NYSE MKT Rules. Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships). Based on the foregoing criteria, Messrs. Oppenheim, Jolly, Herlin, and Behrens are considered independent directors and were confirmed as such by the Board of Directors.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are known to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires Enservco’s directors and officers and any persons who own more than ten percent of Enservco’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). All directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files. Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2015, we believe that during the Company’s 2015 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with.

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Corporate Governance

In considering its corporate governance requirements and best practices, Enservco looks to the NYSE MKT Listed Company manual. The manual is available through the Internet at http://wallstreet.cch.com/MKT/CompanyGuide/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Rick D. Kasch serves as the Company’s Chief Executive Officer, President, and Chairman of the Board. As Chief Executive Officer and President, Mr. Kasch is involved in the day-to-day operations of the Company as well as providing strategic guidance on the Company’s operations on an as-needed basis. The Board believes Mr. Kasch’s experience, knowledge, and connections in the oil and gas industry are valuable in his operational role as President and Chief Executive Officer, as well as in his oversight role as Chairman at the Board level.

Board’s Role and the Role of the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that Enservco faces, the Board of Directors and audit committee have been responsible for oversight of risk management. The full Board and the audit committee have responsibility for general oversight of risks facing the Company.  Specifically, the audit committee will review and assess the adequacy of Enservco’s risk management policies and procedures with regard to identification of Enservco’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The audit committee will also review and assess the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

On May 29, 2013, the Board adopted a policy requiring that disinterested directors approve transactions with related parties which are not market-based transactions. The Board of Directors had been following this policy on an informal basis before. Generally, the Board of Directors will approve a transaction only to the extent the disinterested directors believe that the transaction is in the best interests of Enservco and its terms are fair and reasonable (in the judgment of the disinterested directors) to Enservco.

Audit Committee

The Board of Directors established the Audit Committee on May 29, 2013, in accordance with Section 3(a)(58)(A) of the Exchange Act and NYSE MKT Rule 803(B) as modified for smaller reporting companies by NYSE MKT Rule 801(h). The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

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The members of our Audit Committee are Messrs. Oppenheim, Jolly, and Herlin. Mr. Oppenheim is chairman of the Audit Committee. On June 20, 2015, the Board of Directors determined that Mr. Oppenheim, Mr. Jolly and Mr. Herlin were independent under SEC Rule 10A-3(b)(1) and NYSE MKT Rule 802(a). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the audit committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy. The Audit Committee held five meetings during the year ended December 31, 2015.

The Audit Committee meets quarterly with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2015, with Enservco management. The Audit Committee has discussed with the Company’s independent auditors (EKS&H LLLP, “EKSH”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and has received written disclosures from EKSH required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EKSH’s independence. The Audit Committee has discussed EKSH’s independence with representatives of EKSH. Based on that review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included with the Company’s Form 10-K for the fiscal year ended December 31, 2015.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.enservco.com.

No Nominating Committee

Enservco has not established a nominating committee. Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) nominating decisions are made by the independent directors. In order to comply with the NYSE MKT rules, however, Enservco has adopted a nomination procedure in its Bylaws by which eligible stockholders may nominate a person to the Board of Directors. Such procedure was amended by the Board of Directors on March 16, 2015. That procedure is as follows:

Enservco will consider all recommendations from any person (or group) who holds and has (or collectively if a group have) held more than 5% of Enservco’s voting securities for longer than one year. Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Enservco’s corporate secretary by the date mentioned in the most recent proxy statement or information statement under the heading “Proposal From Stockholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that notification must provide the following additional information to Enservco:

i)

Name, address, telephone number and other methods by which Enservco can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

ii)

If the stockholder owns shares of Enservco’s voting stock other than on the records of Enservco, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

iii)

Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c); and

iv)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, which shall be in a form reasonably acceptable to Enservco.

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No Compensation Committee

Enservco has not established a compensation committee. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) compensation decisions are made by the independent directors. Under the NYSE MKT Rule 805(a), if there is no compensation committee, compensation of the CEO (being Mr. Kasch) must be determined, or recommended to the Board for determination, by a majority of independent directors on its Board of Directors. The CEO may not be present during voting or deliberations of his compensation.

NYSE MKT Rule 805(c)(1) enhances the independence requirements for directors in connection with compensation decisions by requiring that the directors “consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.” The Board of Directors determined that Messrs. Oppenheim, Jolly and Herlin are independent under this requirement. Their independence is considered at each audit committee meeting.

Compensation Consultant

Although NYSE MKT Rule 805(c)(3)(i) provides that a compensation committee may (in its discretion, not the discretion of the Board) retain compensation consultants, independent legal counsel, and other advisors, the independent directors did not retain an independent compensation consultant during the fiscal year 2015. Rather than retaining an independent consultant, on January 15, 2015, the Board of Directors directed Burns, Figa & Will, P.C. (the Company’s outside legal counsel at the time), with the guidance of the independent directors, to create a compensation study to aid the independent directors in reviewing and analyzing the structure and terms of the compensation payable to the Company’s directors and executive officers based on public data of peer group companies.

On February 5, 2016, the independent directors (acting in lieu of a compensation committee) determined to retain an independent compensation consultant. The independent directors subsequently retained Mr. Arlen Brammer as a compensation consultant. As part of Mr. Brammer’s engagement, the independent directors requested that Mr. Brammer develop a peer group of companies, perform analyses of competitive performance and compensation levels for the peer group for the three highest compensated executives and independent directors, and employment contract terms. Mr. Brammer, who reports directly to the independent directors and not to our management, is independent from us, has not provided any services to us other than to the independent directors, and receives compensation from us only for services provided to the independent directors. Mr. Brammer’s retention as a compensation consultant has not raised any conflict of interest under NYSE MKT Rule 805(c)(4).

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Mr. Brammer’s report stated that, compared to the peer group, our top three executives were provided direct compensation that falls in the lowest quartile of the peer group. Based on industry conditions and trends, the report recommended no immediate increase in pay. The report also recommended utilization of equity or stock appreciation rights for current bonuses. Finally, with respect to long-term incentives (“LTI”), the report recommended the grant of restricted equity tied in part or in whole to the attainment of performance goals. The report recommended that the long term incentive awards should be similar to those in the peer companies. The report also recommended minor adjustments to the terms of the employment contracts with the named executive officers.

The Board and independent members of the Board of Directors conferred with regards to Mr. Brammer’s report and on May 5, 2016 granted options to the Company’s NEO’s as reported in the Company’s Current Report on Form 8-K dated May 5, 2016 and filed with the SEC on May 11, 2016. Subsequently, a special committee of the Board of Directors was appointed to review the 2010 Stock Incentive Plan and awards granted under the 2010 Stock Incentive Plan in response to certain claims in a letter dated June 14, 2016 from attorney purporting to represent a stockholder of the Company. On July 7, 2016, the special committee approved the rescission (and forfeiture by the holders) of the certain option awards to granted in excess of the 2010 Stock Incentive Plan limits. The special committee also approved the grant of options subject to the stockholders approval of a new stock incentive plan, see the description below under the heading “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

Code of Business Conduct and Whistleblower Policy

On July 27, 2010, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy (the “Code of Conduct”) which the Board updated on May 29, 2013. The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: www.enservco.com. Additionally, a copy of our Code of Conduct was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010 and the amended Code of Conduct was filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013.

Insider Trading Policy

On June 22, 2016, our Board of Directors approved a new Insider Trading Policy. The Insider Trading Policy applies to all of our officers, directors, and employees. Our Insider Trading Policy is posted at our website: www.enservco.com. Additionally, a copy of our Insider Trading Policy was filed as an exhibit to our Current Report on Form 8-K dated June 22, 2016.

Policy on Trading Blackout Period

On August 16, 2013, our Board of Directors adopted a Policy on Trading Blackout Periods; Benefits Plans; and Section 16 Reporting (the “Blackout Policy”), which the board amended on June 25, 2015. The Blackout Policy applies to all of our officers, directors, and employees. Our Blackout Policy is posted at our website www.enservco.com. In addition, a copy of Blackout Policy was filed as an exhibit to our Current Report on Form 8-K, dated June 25, 2015.

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Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 501 South Cherry Street, Suite 1000, Denver, CO 80246. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held seven formal in-person or telephonic meetings during the fiscal year ended December 31, 2015 and acted by unanimous consent seven times during 2015. The incumbent directors each attended 100% of the board meetings held during fiscal 2015. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

Board members are not required to attend the annual stockholder meeting. The Company last held an annual meeting of stockholders in June 2015 and all Board members were in attendance, either in person or telephonically.

Board Member Nominee Selection Criteria

The Company believes that each of the persons nominated for reelection to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board of Directors to satisfy its oversight responsibilities effectively. With regard to the nominees (each of whom is currently a member of our Board) the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

■

Rick D. Kasch: Mr. Kasch has been actively involved with the Company’s financing, business operations, and strategy, for several years and has a significant amount of knowledge regarding its current and contemplated business operations. Mr. Kasch has served as President since July 2011. Further Mr. Kasch has served as Chief Financial Officer for various other companies and the Board believes his experience in locating and executing favorable financing opportunities (both through debt and equity placements) is crucial in the continued development and growth of the Company.

■

Steven P. Oppenheim: Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013 by unanimous consent of the Directors. Mr. Oppenheim has been serving as chairman of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. Mr. Oppenheim has 40 years of accounting, securities, tax and finance experience. He served on the Board of Directors of Sunair Services Corporation (AMEX SNR), including serving on its Audit, Compensation, and Nominating Committees. The Board believes Mr. Oppenheim’s experience and knowledge in financing and accounting are valuable to the Board of Directors as a whole.

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■

Keith J. Behrens: Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014 and Mr. Behrens accepted his appointment on July 15, 2014. Mr. Behrens has over 22 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. The Board believes Mr. Behrens’ extensive experience in M&A transactions in the energy-related field is valuable in the continued development and growth of the Company.

■

William A. Jolly: Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Jolly was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Jolly has previously served as a board member for a public company -- Integrity Media, Inc. In addition, Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. The Board believes Mr. Jolly’s experience and knowledge advising public companies and experience in banking solutions for small cap companies are valuable to the Board of Directors as a whole.

■

Robert S. Herlin: Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Herlin was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Herlin has 30 years of experience in engineering, energy transactions, and operations and finance of companies in the oil and gas sector. The Board believes Mr. Herlin’s experience and knowledge in the oil and gas sector are valuable to the Board of Directors as a whole.

■

Richard A. Murphy: Mr. Murphy was appointed to the company’s Board of Directors on January 19, 2016 by unanimous consent of the Directors. Mr. Murphy is the managing member of the general partner of the Company’s largest stockholder, Cross River Partners L.P. and has experience analyzing and evaluating micro-cap companies. The Board believes Mr. Murphy’s years of experience advising emerging growth companies are value to the Board of Directors as a whole.

EXECUTIVE COMPENSATION

The following table sets out the compensation received for the fiscal years ended December 31, 2014 and 2015 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers (collectively referred to herein as the “NEOs”). The table does not include transactions subsequent to December 31, 2015. For a discussion of transactions subsequent to December 31, 2015, please see the discussion under the heading “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”.

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SUMMARY COMPENSATION TABLE

						(1)		Non-Equity	Non-Qualified	(2)
								Incentive	Deferred
Name and	Fiscal		Bonus		Stock	Option		Plan	Plan	All Other
Principal Position	Year	Salary	and Other		Awards	Awards		Compensation	Compensation	Compensation	Total

Rick D. Kasch	2015	$260,466	85,000	(3)	$-	$249,423	(4)	$-	$-	$38,173	$633,062
Chairman, CEO and President	2014	$253,978	-		$-	$-		$-	$-	$41,838	$295,816

Austin Peitz	2015	$165,193	165,000	(5)	$-	$190,036	(6)	$-	$-	$15,338	$535,567
Senior Vice President of Field Operations	2014	$188,132	-		$-	$-		$-	$-	$12,379	$200,511

Robert Devers	2015	$175,000	50,000	(7)	$-	$166,282	(8)	$-	$-	$18,865	$410,147
CFO and Treasurer	2014	$161,923	-		$-	$85,110	(9)	$-	$-	$26,066	$273,099

(1) Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See Note 9 to the consolidated financial statements set forth in the Annual Report on Form 10-K for the fiscal year ending December 31, 2015 for a discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2) Represents: (i) automobile expenses; (ii) health, life, dental and vision insurance premiums; and (iii) matching contributions to the Company’s 401(k) plan incurred on behalf of Mr. Kasch, Mr. Peitz and Mr. Devers by the Company.

(3) Amount includes a discretionary cash bonus to Mr. Kasch in the amount of $85,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study.

(4) Amount represents calculated fair value of stock options to purchase an aggregate of 210,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018. As discussed under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”, Mr. Kasch entered into a letter agreement in July 2016 to forfeit options to purchase 110,000 shares of common stock.

(5) Amount includes (i) a discretionary cash bonus to Mr. Peitz in the amount of $75,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will, and (ii) $90,000 of discretionary quarterly bonuses paid to Mr. Peitz pursuant to revised employment agreement effective April 1, 2015. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study. As part of the revised employment agreement, Mr. Peitz agreed to reduce his base salary from $192,938 to $150,000.

(6) Amount represents calculated fair value of stock options to purchase an aggregate of 160,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018. As discussed under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options”, Mr. Peitz entered into a letter agreement in July 2016 to forfeit options to purchase 60,000 shares of common stock.

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(7) Amount includes a discretionary cash bonus to Mr. Devers in the amount of $50,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study.

(8) Amount represents calculated fair value of stock options to purchase an aggregate of 140,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018. As discussed under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options,” Mr. Devers entered into a letter agreement in July 2016 to forfeit options to purchase 40,000 shares of common stock.

(9) Amount represents calculated fair value of stock options to purchase an aggregate of 50,000 shares of common stock in January 2014 that vest one third on each anniversary through January 2017

Narrative Disclosure to Summary Compensation Table

The independent members of the Board of Directors acting in lieu of a compensation committee, are charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. During the fiscal year 2015, the Board of Directors directed its outside counsel to prepare a compensation report to aid the independent directors in reviewing and analyzing the structure and terms of the compensation payable to the Company’s directors and executive officers based on public data of peer group companies. During 2015, however, there were no compensation decisions to be made by the Board of Directors since the contracts for the named executive officers extended through June 30, 2016, as described below.

As discussed above, in February 2016, the Board of Directors engaged Mr. Arlen Brammer as an independent compensation consultant to prepare a compensation report for the independent members of the Board of Directors to consider in connection with reconsideration of the existing employment agreements with the named executive officers which extend through June 30, 2016 as described below.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

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The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

■	Base salary;
■	Discretionary cash bonuses
■	Stock option awards and/or equity based compensation; and
■	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

The Company’s named executive officers (being Messrs. Kasch, Devers and Peitz) receive base salaries in accordance with the terms of their respective employment agreements (which are described below). On July 1, 2015, the Company’s named executive officers agreed to forego annual increases in each of their base salaries as provided for in their previous employment agreements in an effort to reduce costs due to deteriorating industry conditions.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreements we have entered into with certain of our executive officers provide that each is eligible to receive a discretionary cash bonus. Such bonuses are to be considered and determined by the Board of Directors, and paid during the ninety-day period beginning February 1 of the year following that year for which the bonus was earned.

Stock Option Plan Benefits. Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have one active equity incentive plan for our management and employees, the 2010 Stock Incentive Plan. We are asking our stockholders at this meeting to approve a new equity incentive plan that will replace the 2010 Stock Incentive Plan as described below under the heading “Proposal No. 2 Approval of the 2016 Stock Incentive Plan.”

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We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted stock options to each of its executive officers as described above in the table entitled “Security Ownership of Management” and below in the table entitled “Stock Options, Stock Awards, and Equity Incentive Plans.”

Forfeiture and Grant of Stock Options. The Board of Directors granted stock options to Messrs. Kasch, Peitz, and Devers for fiscal years 2014 and 2015. Subsequently, on June 17, 2016, the Board of Directors appointed a special committee of disinterested directors (the “Special Committee”) to address certain claims in a letter dated June 14, 2016 from an attorney purporting to represent a stockholder of the Company regarding the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) and equity awards granted thereunder. After investigation and consultation with its counsel, the Special Committee verified that certain stock options granted under the 2010 Plan had exceeded applicable limitations on grants in the 2010 Plan.

On July 7, 2016, the Special Committee unanimously approved: (a) the rescission (and forfeiture by the holders) of certain stock option awards to purchase 2,560,000 shares of the Company’s common stock that had been granted to named executive officers Rick Kasch, Robert Devers, and Austin Peitz, and to directors Keith Behrens and Steve Oppenheim in excess of the 2010 Plan’s limitations (“Excess Options”), and (b) as disclosed in the table under “Proposal No. 2 – Adoption of Enservco Corporation’s 2016 Stock Incentive Plan – New Plan Benefits,” the grant of new options to purchase 1,960,000 shares of the Company’s common stock (the “New Options”), pursuant to a new stock incentive plan to be approved by the Board of Directors (the “2016 Plan”). The New Options were also subject to: (i) each of the subject optionees entering into the letter agreements (disclosed below) with the Company and (ii) stockholder approval of the 2016 Plan.

In connection with its approval of the grant of the New Options as described above, the Special Committee considered, among other things: (1) the fact that, because all of the New Options were replacing previously outstanding options, these transactions will not have a significant impact on dilution for the Company’s stockholders, (2) the fact that any compensation granted instead of granting the New Options would likely have involved expenditure of a significant amount of cash, which would not be in the best interests of the Company, (3) the fact that any compensation granted instead of granting the New Options might not have provided the same level of incentives to the recipients as the Excess Options and (4) the fact that the New Options were granted subject to stockholder approval of the 2016 Plan.

Subsequently, on July 18, 2016, the Board of Directors unanimously approved the adoption of the 2016 Plan, which after stockholder approval thereof (if accomplished pursuant to Proposal No. 2 of this Proxy Statement), will replace the 2010 Plan.

Also on July 18, 2016, the Company entered into letter agreements with Messrs. Kasch, Devers, Peitz, Behrens and Oppenheim. Pursuant to the letter agreements, each such officer/director agreed to forfeit his Excess Options. The Company agreed to grant the New Options pursuant to new stock option agreements that provide for vesting on substantially the same schedule as the Excess Options would have vested but cannot be exercised prior to stockholder approval of the 2016 Plan. The exercise price of the New Options is the greater of the original exercise price of the Excess Options or the closing market price on July 7, 2016, the date the Special Committee approved the grant of the New Options. Under the letter agreements, the termination date of each New Option is the termination date of the rescinded option, except that if the termination date of the rescinded option is prior to the two-year anniversary of the date of the letter agreement, then the termination date of the New Option is extended six months past the termination date of the rescinded option. Further, the Company agreed to submit the 2016 Plan to the stockholders of the Company for approval as soon as reasonably possible.

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Pursuant to the letter agreements, the option holders agreed to the rescission of Excess Options, and the Company granted new options, as follows:

●

Rescinded stock options to purchase an aggregate of 1,785,000 shares of common stock granted to Rick Kasch, Chief Executive Officer, President and Chairman of the Board, and granted Mr. Kasch new stock options to purchase an aggregate of 1,185,000 shares of common stock;

●

Rescinded stock options to purchase an aggregate of 165,000 shares of common stock granted to Robert Devers, Chief Financial Officer and Treasurer, and granted Mr. Devers new stock options to purchase an aggregate of 165,000 shares of common stock;

●

Rescinded stock options to purchase an aggregate of 360,000 shares of common stock, granted to Austin Peitz, Senior Vice President of Operations, and granted Mr. Peitz new stock options to purchase an aggregate of 360,000 shares of common stock;

●

Rescinded stock options to purchase an aggregate of 100,000 shares of common stock granted to Keith Behrens, Director, and granted Mr. Behrens new stock options to purchase an aggregate of 100,000 shares of common stock; and

●

Rescinded stock options to purchase an aggregate of 150,000 shares of common stock granted to Steve Oppenheim, Director, and granted Mr. Oppenheim new stock options to purchase an aggregate of 150,000 shares of common stock.

Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Additionally, the Company provides Messrs. Peitz and Kasch with an automobile (Peitz) or an automobile allowance (Kasch). Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Declared Discretionary Bonuses

Based on a compensation report prepared by the Company’s outside counsel, and after analyzing the structure and terms of compensation payable to similar executive officers within the peer group of companies, the Board of Directors (upon recommendation of the independent directors) declared discretionary bonuses related to fiscal year 2014 to the NEOs in the first quarter of 2015 in the total amount of $210,000. At the recommendation of Mr. Kasch, the Board of Directors did not award any bonuses for the 2015 fiscal year to Messrs. Kasch and Devers. Effective April 1, 2015, Mr. Peitz’s base salary was reduced by $42,938 and replaced by a quarterly, formulaic bonus program under which he has received $90,000 through December, 2015. As of June 22, 2016, Mr. Peitz entered into a new employment agreement with the Company (described below) that terminated the formulaic bonus program.

Employment Agreements

We have entered into employment agreements with certain Company officers, being Messrs. Kasch, Peitz, and Devers.

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Rick Kasch – Mr. Kasch is chief executive officer and president of the Company. He entered into an employment agreement with the Company on June 22, 2016 to replace his prior employment agreement with the Company dated July 27, 2010, as amended. Mr. Kasch’s new employment agreement has a term of July 1, 2016 through June 30, 2017, and is automatically renewed thereafter on a year-to-year basis unless Enservco or Mr. Kasch provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual base salary equal to the base salary received by Mr. Kasch under his prior employment agreement - $260,466. Under Mr. Kasch’s prior agreement, he was entitled to car allowance of $1,400 per month. This allowance will be provided for the first year of the new agreement after which his base salary will be increased by $1,400 per month. The employment agreement also provides for standard employment benefits and contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and longer term incentive awards.

Mr. Kasch’s employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Kasch is terminated without cause he will be entitled to receive a lump sum payment in an amount equal to 18 months of his base salary plus a bonus equal to the greater of (a) his most recent annual bonus or (b) six months of base salary. In addition, Mr. Kasch will be entitled to health benefits for a period of 18 months, and all unvested options will vest. Termination without cause includes a material reduction in Mr. Kasch’s responsibilities; termination without cause entitling Mr. Kasch to those benefits also includes also includes a non-renewal of Mr. Kasch’s employment agreement by the Company.

2.

A termination upon a change of control - If Mr. Kasch resigns (or is effectively terminated without cause) within 18 months following a change of control event, he will be entitled to receive a lump sum payment in an amount equal to 24 months of his base salary plus a bonus equal to the greater of (a) the sum of his two most recent annual bonuses or (b) 12 months of base salary and 18 months of his auto allowance, if applicable. In addition, Mr. Kasch will be entitled to health benefits for a period of 18 months, and all unvested options will vest.

Austin Peitz – Mr. Peitz is Senior Vice President of Field Operations of the Company. He entered into an employment agreement with the Company on June 22, 2016 to replace his prior employment agreement with the Company dated July 27, 2010, as amended. Mr. Peitz’s new employment agreement has a term of July 1, 2016 through June 30, 2017, and is automatically renewed thereafter on a year-to-year basis unless Enservco or Mr. Peitz provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual base salary equal to the base salary received by Mr. Peitz under his prior employment agreement - $192,938. Additionally, the Company provides Mr. Peitz with an automobile. The employment agreement also provides for standard employment benefits and contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and longer term incentive awards.

Mr. Peitz’s employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Peitz is terminated without cause he will be entitled to receive a lump sum payment in an amount equal to 12 months of his base salary plus a bonus equal to the greater of (a) his most recent annual bonus or (b) six months of base salary. In addition, Mr. Peitz will be entitled to health benefits for a period of 12 months, and all unvested options will vest. Termination without cause includes a material reduction in Mr. Peitz’s responsibilities; termination without cause entitling Mr. Peitz to those benefits also includes non-renewal of Mr. Peitz’s employment agreement by the Company.

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2.

A termination upon a change of control - If Mr. Peitz resigns (or is effectively terminated without cause) within 12 months following a change of control event, he will be entitled to receive a lump sum payment in an amount equal to 12 months of his base salary plus a bonus equal to the greater of (a) the sum of his two most recent annual bonuses or (b) six months of base salary. In addition, Mr. Peitz will be entitled to health benefits for a period of 12 months, and all unvested options will vest.

Robert Devers – Mr. Devers became the Chief Financial Officer of the Company on April 29, 2013. He entered into an employment agreement with the Company on June 22, 2016 to replace his prior employment agreement with the Company dated April 29, 2013, as amended. The new employment agreement has a term of July 1, 2016 through June 30, 2017, and is automatically renewed thereafter on a year-to-year basis unless Enservco or Mr. Devers provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual base salary equal to the base salary received by Mr. Devers under his prior employment agreement - $175,000. The employment agreement also provides for standard employment benefits and contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and longer term incentive awards.

Mr. Devers’ employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Devers is terminated without cause he will be entitled to receive a lump sum payment in an amount equal to 18 months of his base salary plus a bonus equal to the greater of (a) his most recent annual bonus or (b) six months of base salary. In addition, Mr. Devers will be entitled to health benefits for a period of 18 months, and all unvested options will vest. Termination without cause includes a material reduction in Mr. Devers responsibilities or non-renewal of Mr. Devers employment agreement by the Company.

2.

A termination upon a change of control - If Mr. Devers resigns (or is effectively terminated without cause) within 12 months following a change of control event, he will be entitled to receive a lump sum payment in an amount equal to 18 months of his base salary plus a bonus equal to the greater of (a) the sum of his two most recent annual bonuses or (b) six months of base salary. In addition, Mr. Devers will be entitled to health benefits for a period of 18 months, and all unvested options will vest.

Stock Options, Stock Awards, and Equity Incentive Plans

In accordance with the Company’s 2010 Stock Incentive Plan the Company granted certain of its executive officers stock options during the Company’s 2015 fiscal year. No other equity based awards were granted to executive officers during the fiscal year. After the end of the fiscal year, a special committee of the Board of Directors was appointed to review the 2010 Stock Incentive Plan and awards granted under the 2010 Stock Incentive Plan in response to certain claims in a letter dated June 14, 2016 from an attorney purporting to represent a stockholder of the Company. On July 7, 2016, the special committee approved the rescission (and forfeiture by the holders) of certain option awards granted in excess of the 2010 Stock Incentive Plan limits. The special committee also approved the grant of options subject to the stockholders approval of a new stock incentive plan, see the description above under the heading “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

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The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2015, and does not include transactions subsequent to December 31, 2015 as set forth in the footnotes to the table.

	Number of Securities
	Underlying Unexercised
	Options(1)		Option	Option
			Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Rick Kasch (2)	600,000	-	$1.10	07/19/2016
	425,000	-	$0.46	06/05/2017
	-	210,000	$1.74	04/08/2020
	1,025,000	210,000

Austin Peitz (2)	300,000	-	$0.46	06/05/2017
	33,333	16,667	$0.70	01/23/2018
	-	160,000	$1.74	04/08/2020
	333,333	176,667

Robert J. Devers (2)	100,000	50,000	$1.27	04/29/2018
	50,000	-	$1.00	07/25/2018
	16,667	33,333	$2.25	01/30/2019
	-	140,000	$1.74	04/08/2020
	166,667	223,333

(1)

Consists of options granted under 2010 Stock Incentive Plan and includes options that were subsequently forfeited in a rescission agreement dated July 18, 2016 as described in a Current Report on Form 8-K dated July 18, 2016.

(2)

See the description under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options” with respect to transactions subsequent to December 31, 2015 affecting the options reported within the table.

Risks of Compensation Programs

The Company’s equity-based compensation is performance-based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees include time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

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COMPENSATION OF DIRECTORS

After evaluating the compensation structure of independent directors included in the compensation study prepared and presented by Burns, Figa, and Will, P.C. on March 16, 2015, the Board of Directors voted to raise the quarterly director fee from $6,000 to $7,000 per quarter, effective April 1, 2015. The Board of Directors also approved on March 16, 2015, the payment of an additional $1,000 per quarter to members of the audit committee, with an additional $3,000 per quarter to the chair of the audit committee, Mr. Oppenheim, both effective April 1, 2015. Mr. Kasch is the only “non-employee director” and he is not paid for his service as a member of the Board of Directors.

As such, the table below reflects compensation paid to the non-employee members of the board during the year ended December 31, 2015:

	Fees
	Earned or	Options	All Other
	Paid in	Awards	Compensation
Director	Cash	(1)	Awards	Total

Steven P. Oppenheim (2)	$41,000	$--	$--	$41,000

Keith J. Behrens (3)	$27,000	$--	$--	$27,000

Gerald Laheney (4)	$-	$--	$5,000	$5,000

William A. Jolly (5)	$29,833	$121,186	$--	$151,019

Robert S. Herlin (6)	$29,833	$121,186	$--	$151,019

(1)

Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See Note 9 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)

Mr. Oppenheim received fees in the amount of $41,000 in 2015 for serving as a director and chair of the audit committee of the Board of Directors. Mr. Oppenheim was granted an option to acquire 200,000 shares of Company common stock in April 2013. The option is exercisable for a five-year term at $1.27 per share, and vested in full as of April 29, 2013. Mr. Oppenheim was also granted an option to acquire 50,000 shares of Company common stock in July 2013. The option is exercisable for a five-year term at $1.00 per share, and vested in full as of the date of grant. The Company recorded expense of $220,138 in 2014 related to the issuance of the options. As described under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options,” in July 2016 Mr. Oppenheim forfeited options to acquire 150,000 shares of common stock and received new options to acquire 150,000 shares, subject to stockholder approval of the 2016 Plan.

(3)

Mr. Behrens was appointed to the Board of Directors on July 15, 2014 and received fees in the amount of $27,000 in 2015 for serving as a director. Mr. Behrens was granted an option to acquire 200,000 shares of Company common stock in July 2014. The option is exercisable for a five year term at $2.49 per share, and vested in fully upon grant. The Company recorded expense of $321,907 in 2014 related to the issuance of the options. As described under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options,” in July 2016 Mr. Behrens forfeited options to acquire 100,000 shares of common stock and received new options to acquire 150,000 shares, subject to stockholder approval of the 2016 Plan.

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(4)	Mr. Laheney resigned from the Board of Directors effective January 15, 2015. Mr. Laheney was paid $5,000 for consulting services subsequent to his resignation.

(5)

Mr. Jolly was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $29,833 in 2015 for serving as a director. Mr. Jolly was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

(6)

Mr. Herlin was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $29,833 in 2015 for serving as a director. Mr. Herlin was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

PROPOSAL NO. 2
APPROVAL OF THE 2016 STOCK INCENTIVE PLAN

On July 18, 2016, the Company’s Board of Directors adopted the Enservco Corporation 2016 Stock Incentive Plan (the “2016 Plan”), subject to stockholder approval at this Meeting. The following is a summary of the material provisions of the 2016 Plan. A copy of the 2016 Plan is attached to this Proxy Statement as Appendix A and the summary below is qualified in its entirety by the full text of the 2016 Plan.

We are asking our stockholders to approve the 2016 Plan which is a new stock incentive plan that is separate from the Company’s 2010 Stock Incentive Plan, (the “2010 Plan”). The purpose of the 2016 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants and directors of the Company.

If this proposal is approved by our stockholders, the 2016 Plan will be effective as of July 18, 2016 (the “Effective Date”), and no additional awards will be granted under the 2010 Plan (although all outstanding awards granted under the 2010 Plan will continue to be subject to the terms and conditions as set forth in the agreements, as amended, evidencing such awards and the terms of the 2010 Plan). If our stockholders do not approve this proposal, the 2016 Plan will not become effective and the 2010 Plan will continue in its current form.

As described under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options” under Proposal No. 1, on July 7, 2016, the special committee of the Board approved the rescission (and forfeiture by the holders) of certain stock option awards to purchase 2,560,000 shares of the Company’s common stock that had been granted to named executive officers Rick Kasch, Robert Devers, and Austin Peitz, and to directors Keith Behrens and Steve Oppenheim in excess of the 2010 Plan’s limitations. These excess stock options are referred to as the “Excess Options.” The special committee also approved the grant of new options to purchase 1,960,000 shares of the Company’s common stock (the “New Options”) under the 2016 Plan, subject to stockholder approval of the 2016 Plan. On July 18, 2016, such individuals signed letter agreements with the Company providing for rescission of the Excess Options and the grant of the New Options. If this proposal is approved by our stockholders, the New Options will become exercisable as set forth in the table under “New Plan Benefits” below.

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The approval of the 2016 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board of Directors. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors, and consultants, and to provide long term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Approval of the 2016 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2016 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation, and we believe it is in our best interests and the best interests of our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, the plan must, among other things, (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2016 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2016 Plan (as described in the summary below).

Description of the 2016 Plan

The material features of the 2016 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2016 Plan, which is appended to this proxy statement as Appendix A. Stockholders are urged to read the actual text of the 2016 Plan in its entirety.

Eligibility. Our employees, directors and consultants are eligible to participate in the 2016 Plan.

Administration. The 2016 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2016 Plan to a committee. Our Board of Directors has not formed a compensation committee, but should one be formed the Board may delegate the authority to administer the 2016 Plan to the compensation committee. The Board of Directors and the compensation committee are each considered to be a plan administrator for purposes of this proposal. Our plan administrator may make grants of cash and equity awards under the 2016 Plan to facilitate compliance with Section 162(m) of the Code. Subject to the terms of the 2016 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2016 Plan.

The plan administrator may also delegate to one or more of our directors or officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the Board of Directors must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer, and such officer may not grant a stock award to himself or herself.

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Shares Available for Awards. If this proposal is approved, the aggregate number of shares of our common stock reserved for issuance under the 2016 Plan will not exceed 8,000,000 shares over the next ten years (the stated life of the plan). In addition, any shares that were set aside under the 2010 Plan on the Effective Date and not subject to outstanding incentives were added to the share reserve under the 2016 Plan. As of the Effective Date, there were 2,391,711 shares set aside under the 2010 Plan that were not subject to outstanding incentives. Therefore, the total reserve under the 2016 Plan as of the Effective Date was 10,391,711 shares. Of this amount, 1,960,000 shares are reserved for issuance under the New Options. In addition, shares may be issued under the 2016 Plan in connection with a merger or acquisition under certain circumstances as permitted by NYSE MKT Rules Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the 2016 Plan. If this proposal is approved, no additional incentives will be granted under the 2010 Plan.

If a stock option or Stock Appreciation Right (SAR) granted under the 2016 Plan expires or is terminated or canceled unexercised as to any shares of common stock, such shares shall be added back to the 2016 Plan share reserve and shall be available again for issuance under the 2016 Plan. If the full number of shares subject to a performance based-stock award (other than a stock option or SAR) is not issued by reason of failure to achieve maximum performance goals, the number of shares not issued shall be added back to the 2016 Plan share reserve and shall be available again for issuance under the 2016 Plan. If shares of common stock are issued as performance shares, restricted stock or pursuant to another stock award and thereafter are forfeited or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased shall be added back to the 2016 Plan share reserve and shall be available again for issuance under the 2016 Plan. Shares withheld or deducted from an Incentive in satisfaction of tax withholding obligations on an incentive or as consideration for the exercise or purchase price of an Incentive will not be added back to the 2016 Plan share reserve and will not again become available for issuance under the 2016 Plan.

Types of Awards. Incentives under the 2016 Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, or SARs; stock awards, restricted stock awards and restricted stock unit awards, performance share awards, performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, our common stock, including the appreciation in value thereof.

Stock Options. Non-qualified and incentive stock options may be granted to eligible participants to purchase shares of common stock from the Company. The 2016 Plan confers on the Board of Directors the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant. The fair market value may be based on the closing price of the common stock as quoted on its principal exchange or market, or on such other method of determining the fair market value of a share of Common Stock that complies with the requirements of Section 409A of the Internal Revenue Code. For future stock option grants, the Board intends to use a ten day volume weighted average price to determine the exercise price until it determines that another method better reflects fair market value.

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Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the plan administrator at the time of grant. The Board of Directors has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the participant. The price at which restricted stock will be sold will be determined by the Board of Directors, and it may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2016 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares. The 2016 Plan also permit grants of restricted stock units, which are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Board of Directors.

Performance Awards. The 2016 Plan allows us to grant cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors, and/or, to the extent consistent with Section 162(m) of the Code, the compensation committee or the Board of Directors; provided, however, that any performance period must be at least one year in length.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board of Directors will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Board of Directors will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2016 Plan and described below.

Performance goals under the 2016 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an incentive is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors. Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

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Section 162(m) Limits. Under the 2016 Plan, a maximum of 1,200,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 500,000 shares of our common stock in the case of performance share awards and $500,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. If a performance share award is in the form of an option, it will count only against the performance stock award limit. If a performance share award could be paid out in cash, it will count only against the performance stock award limit.

Limitation of Director Awards. Under the 2016 Plan, no director who is not also an employee of the Company or its affiliates may be granted incentives denominated in shares that exceed in the aggregate $500,000 in value in any calendar year, except to the extent that the incentive is awarded pursuant to an election by the directors to receive such incentive in lieu of all or a portion of annual and committee retainers and meeting fees.

No Repricing of Stock Options or Cancellation and Re-Grant of Incentives. Except in connection with certain capitalization adjustments, neither the Board of Directors nor any committee will have the authority to reduce the exercise, purchase or strike price of any outstanding options or SAR under the 2016 Plan, or cancel any outstanding options or SARs that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other incentives under the 2016 Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

Changes to Capital Structure. In the event of certain capitalization adjustments, the Board of Directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions. In the event of a corporate transaction (as defined in the 2016 Plan and described below), the Board of Directors may have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

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•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2016 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control (as defined in the 2016 Plan), the Board of Directors or a comparable committee of any corporation assuming the obligations of the Company under the 2016 Plan may, but shall not be obligated to, elect in its discretion to declare that the restriction period of all restricted stock and restricted stock units has been eliminated, that all outstanding stock options and SARs shall accelerate and become exercisable in full but that all outstanding stock options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to participant or they will terminate, and that all performance shares granted to participants are deemed earned at 100% of target levels and shall be paid. In connection with any such declaration by the Board or committee, the Board may, but shall not be obligated to, cause certain cash payments to be made to each Plan participant who holds a stock option or SAR.

The employment agreements of our named executive officers provide that, in the event of a change in control, among other things, all outstanding stock options that they hold shall accelerate and become exercisable.

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Plan Amendments and Termination. Our Board of Directors may amend, modify, suspend, discontinue or terminate the 2016 Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to incentives granted under the 2016 Plan, (b) deletes or limits the prohibition of re-pricing incentives, or (c) requires the approval of the Company’s stockholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s stockholders. In general, however, no amendment, modification, suspension, discontinuance or termination of the 2016 Plan shall impair a participant’s rights under an outstanding incentive without his or her written consent.

Transferability of Incentives. Incentives granted under the 2016 Plan may not be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2016 Plan or the incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). However, stock options may be transferred by the holder thereof to such holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or stockholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

Clawback Policy. Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, or other applicable law. In addition, the Board of Directors may impose other clawback, recovery or recoupment provisions in an award agreement as the Board of Directors determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

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Incentive Stock Options. The 2016 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code, or an incentive stock option. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock options for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock options before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock options was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock options or the disposition of a share acquired on exercise of an incentive stock options after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

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Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. We may grant under the 2016 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2016 Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

As described above, on July 7, 2016, a special committee of the Board approved the rescission (and forfeiture by the holders) of the Excess Options to purchase 2,560,000 shares and approved the grant of the New Options to purchase 1,960,000 shares. The New Options, which were granted subject to stockholder approval of the 2016 Plan, are set forth below. Other than the New Options set forth in the table below, equity-based or cash compensation awards to be granted in the future to eligible individuals, including current and future employees, officers and directors, under the 2016 Plan cannot be determined at this time, as actual awards will be made at the discretion of the Board of Directors or the compensation committee.

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New Plan Benefits

Name and Position	Number of Shares(1)

Rick Kasch, Chief Executive Officer, President, Chairman of the Board	1,185,000	(2)

Robert Devers, Chief Financial Officer, Treasurer	165,000	(3)

Austin Peitz, Senior Vice President of Operations	360,000	(4)

Executive Officers as a Group	1,710,000

Keith Behrens, Director	100,000	(5)

Steve Oppenheim, Director	150,000	(6)

Non-employee Directors as a Group	250,000

Total	1,960,000

(1) Represents the number of shares of common stock that may be purchased pursuant to the New Options. The New Options are not exercisable unless and until the 2016 Plan is approved by stockholders.

(2) Includes the following New Options: (i) 325,000 shares with an exercise price of $0.65 per share, vesting on the date of stockholder approval of the 2016 Plan and expiring on 12/5/2017; (ii) 110,000 shares with an exercise price of $1.74 per share, vesting as to 40,000 shares on 1/1/2017, with the remaining 70,000 shares vesting on 1/1/2018, subject to certain conditions to vesting on each date, and expiring on 4/8/2020; (iii) 400,000 shares with an exercise price of $0.65 per share, vesting as to 150,000 shares on 12/31/2016, with the remaining 250,000 shares vesting on 12/31/2017, subject to certain conditions to vesting on each date, and expiring on 5/5/2021; and (iv) 350,000 shares with an exercise price of $0.65 per share, vesting as to 116,667 shares on each of 12/31/2016 and 12/31/2017, with the remaining 116,666 shares vesting on 12/31/2018, subject to certain conditions to vesting on each date, and expiring on 5/5/2021. As described above Mr. Kasch forfeited Excess Options to purchase 1,785,000 shares of common stock.

(3) Includes the following New Options: (i) 50,000 shares with an exercise price of $1.27 per share, vesting on the date of stockholder approval of the 2016 Plan and expiring on 10/29/2018; (ii) 50,000 shares with an exercise price of $1.00 per share, vesting on the date of stockholder approval of the 2016 Plan, and expiring on 7/25/2018; (iii) 40,000 shares with an exercise price of $1.74 per share, vesting on 1/1/2018, and expiring on 4/8/2020; and (iv) 25,000 shares with an exercise price of $0.65 per share, vesting on 12/31/2018, and expiring on 5/5/2021. As described above Mr. Devers forfeited Excess Options to purchase 165,000 shares of common stock.

(4) Includes the following New Options: (i) 200,000 shares with an exercise price of $0.65 per share, vesting on the date of stockholder approval of the 2016 Plan and expiring on 12/30/2017; (ii) 60,000 shares with an exercise price of $1.74 per share, vesting as to 6,666 shares on 1/1/2017, with the remaining 53,334 shares vesting on 1/1/2018, subject to certain conditions to vesting on each date, and expiring on 4/8/2020; and (iii) 100,000 shares with an exercise price of $0.65 per share, vesting as to 33,334 shares on 12/31/2017, with the remaining 66,666 shares vesting on 12/31/2018, subject to certain conditions to vesting on each date, and expiring on 5/5/2021. As described above Mr. Peitz forfeited Excess Options to purchase 360,000 shares of common stock.

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(5) Option for 100,000 shares with an exercise price of $2.49 per share, vesting on the date of stockholder approval of the 2016 Plan and expiring on 7/10/2019. As described above Mr. Behrens forfeited Excess Options to purchase 100,000 shares of common stock.

(6) Includes the following New Options: (i) 100,000 shares with an exercise price of $1.27 per share, vesting on the date of stockholder approval of the 2016 Plan and expiring on 10/29/2018; and (ii) 50,000 shares with an exercise price of $1.00 per share, vesting on the date of stockholder approval of the 2016 Plan, and expiring on 7/25/2018. As described above Mr. Oppenheim forfeited Excess Options to purchase 150,000 shares of common stock.

Vote Required and Recommendation of Board

The Board recommends that the stockholders approve the 2016 Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for approval of the 2016 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2016 EQUITY STOCK INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of EKS&H LLLP (“EKSH”) to serve as our independent registered public accounting firm for the 2016 fiscal year. We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

To the Company’s knowledge, a representative from EKSH is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees Billed

The aggregate fees billed to the Company by EKSH for each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total

December 31, 2015	$124,500	$-	$-	$925	$125,425

December 31, 2014	$122,500	$18,571	$-	$11,162	$152,233

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Audit Fees and audit related fees are amounts billed for professional services that EKSH provided for the audit of our annual financial statements, review of the financial statements included in our reports on Form 10-Q and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years. All other fees include amounts billed for consultation provided to the company.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services.

The Audit Committee approved of EKSH performing our audit and all other consultation services provided for the 2014 and 2015 fiscal years as set forth in table above.

Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the votes cast at the Meeting. If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers EKSH to be well-qualified to serve as the independent auditor for the Company and EKSH has experience since 2010 in doing so. However, even if the selection is ratified, the Board of Directors, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EKSH AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Starting in 2011, Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), require that at stockholder meetings at which directors are to be elected, certain public companies submit to their stockholders what is commonly known as a “Say on Pay” proposal. A Say on Pay proposal gives stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the companies Named Executive Officers (“NEOs”)—being those executive officers whose total compensation is described in the Executive Compensation disclosure included in the company’s annual report as well as in the materials prepared and distributed in connection with stockholder meetings.

This Say On Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement.

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The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by the Board of Directors. Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated oil and gas field services companies. The Board of Directors attempts to balance the compensation of our NEOs between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long term success (being equity based compensation). Moreover, the equity based compensation element is intended to further align the longer term interests of our executive officers with that of our stockholders. To further implement our objectives in attracting and retaining qualified executive officers our NEOs are also eligible to receive an annual bonus and receive various employment benefits.

Additionally, as part of our philosophy of aiming to attract and retain qualified executive level personnel the Company has entered into an employment agreement with each of its NEOs that is intended to provide each executive with a reasonable level of security with respect to his on-going employment.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our stockholders. Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2015 fiscal year and which we expect to continue going forward.

At the 2013 Annual Meeting of Stockholders, held on July 25, 2013, an advisory vote was held on executive compensation for Enservco’s NEOs. At the 2013 Annual Meeting of Stockholders the stockholders approved a frequency of three years for voting on executive compensation. Pursuant to the foregoing, the Company is holding an advisory stockholder vote regarding NEO compensation at this Meeting. At the Annual Meeting, we will ask our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED, that the stockholders of Enservco approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2016 Annual Meeting Proxy Statement.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Vote Required and Recommendation of Board

The advisory (non-binding) vote on the Company’s executive compensation structure and program as described in this Proxy Statement (including under the heading “Executive Compensation”) is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Meeting. Although the vote is non-binding, our Board will review the voting results. The Board intends to consider the feedback obtained through this process in making future decisions about executive compensation programs.

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The Board believes the Company’s executive compensation program is appropriately structured and effective in achieving the Company’s core compensation objectives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL NO. 5
FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Starting in 2011 Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Act, require that public companies give their stockholders the opportunity to vote, at stockholder meetings at which directors are to be elected and on an advisory basis, on the frequency with which companies include in their meeting materials an advisory vote to approve or not approve the compensation of their NEOs.

At the 2013 Annual Meeting of Stockholders, held on July 25, 2013, an advisory vote was held on the frequency of the advisory vote on the compensation program for Enservco’s named executive officers. More than a majority of the votes cast at the annual meeting approved holding an advisory vote on the compensation program for named executive officers on a triennial basis (that is, each three years).

Our Board of Directors believes that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term stockholder value. As described in the section titled “Executive Compensation,” our executive compensation program is designed to motivate executives to achieve both short-term and longer-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Company and the Board of Directors would similarly benefit from this longer time period between advisory votes. Three years will give the Company sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Company to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a longer-term basis. The Board of Directors believes anything less than a triennial vote may yield a short-term mindset and detract from the long-term interests and goals of the Company.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company or the Board of Directors. Our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

Page | 41

Unless the timing of the advisory votes is changed, the next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation will be held at the Annual Meeting of Stockholders to be held in 2022.

Vote Required and Recommendation of Board

With respect to Proposal No. 5, stockholders will have the opportunity to cast their vote on the preferred voting frequency by selecting the option of holding an advisory vote on executive compensation: 1) “EVERY THREE YEARS,” 2) “EVERY TWO YEARS”, 3) “EVERY ONE YEAR,” or stockholders may “ABSTAIN.” The frequency receiving the greatest number of votes will be considered the frequency recommended by stockholders. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT “THREE YEARS” FOR VOTING ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Proxy Statement (and available on the Internet as stated above) is the Company’s 2015 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2015, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.enservco.com. Our Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, Colorado 80246; Phone: (866) 998-8731.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Proxy Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Proxy Statement, to the Company at Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, CO 80246; Phone: (866) 998-8731.

If multiple stockholders sharing an address have received one copy of this Proxy Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s Corporate Secretary in the same manner as described above. Additionally, if current stockholders with a shared address received multiple copies of this Proxy Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s Corporate Secretary in the same manner.

STOCKHOLDER PROPOSALS

Enservco Corporation expects to resume holding its annual meeting of stockholders in accordance with previous practices and anticipates its next annual meeting of stockholders will be held in June of 2017. Proposals from stockholders intended to be present at the next Annual Meeting of stockholders should be addressed to Enservco Corporation, Attention: Corporate Secretary, 501 South Cherry Street, Suite 1000, Denver, CO 80246, and we must receive the proposals by February 14, 2017. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After February 14, 2017, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

ENSERVCO CORPORATION

Rick D. Kasch, Chief Executive Officer and President

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Appendix A

ENSERVCO

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 29, 2016.

Vote by Internet

- Go to **www.investorvote.com/ENSV**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and THREE YEARS for Proposal 5.

+

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Keith J. Behrens	☐	☐	02 - Robert S. Herlin	☐	☐	03 - William A. Jolly	☐	☐
04 - Rick D. Kasch	☐	☐	05 - Richard A. Murphy	☐	☐	06 - Steven P. Oppenheim	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. To select, on an advisory basis, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 2 8 7 7 3 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02ETBC

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
Enservco Corporation Shareholders

September 29, 2016, 1 p.m. Mountain Time
501 S. Cherry Street, Suite 100
Denver, CO. 80246

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ENSERVCO

Proxy — Enservco Corporation

Notice of 2016 Annual Meeting of Stockholders

501 S. Cherry Street, Suite 100 Denver, CO 80246
Proxy Solicited by Board of Directors for Annual Meeting – September 29, 2016

CFO and Secretary Robert Devers or Assistant Secretary Chris Krajacic, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Enservco Corporation to be held on September 29, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by as directed by the stockholder. If no such directions are indicated, this proxy will have be voted FOR the election of the nominees named in Item 1. Election of Directors; FOR Item 2. Approval of the 2016 Stock Incentive Plan; FOR Item 3. Ratification and approval of EKS&H as Enservco's, independent registered accounting firm for the year ended December 31, 2016; FOR Item 4. Approval, on an advisory basis, the compensation of our named executive officers; and "THREE YEARS" on the frequency of advisory votes on executive compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Appendix B

ENSERVCO CORPORATION

2016 STOCK INCENTIVE PLAN

Effective July 18, 2016

1. General.

1.1 Purpose. The purpose of the 2016 Stock Incentive Plan (the “Plan”) of Enservco Corporation (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate Employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.005 par value per share, of the Company (“Common Stock”) on terms determined under this Plan.

1.2 Eligible Participants. Employees, Directors and Consultants are eligible to receive Incentives. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

1.3 Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) Incentive Stock Options and non-statutory stock options (Section 4); (b) stock appreciation rights (“SARs”) (Section 5); (c) stock awards, restricted stock awards and restricted stock unit awards (Section 6); (d) performance awards (Section 7), and (e) other forms of Incentives valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (with the Board having sole and complete authority to determine the persons to whom and the time or times at which such other forms of Incentives will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted and all other terms and conditions of such other Incentives. Subject to the specific limitations provided in this Plan, payment of Incentives may also be in the form of cash, Common Stock or combinations thereof as the Board shall determine, and with such other restrictions as it may impose.

1.4 Status of Prior Plan. The Plan is intended as a new equity incentive plan that is separate from the Company’s 2010 Stock Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional Incentives may be granted under the Prior Plan. Any shares of Common Stock that are set aside under the Prior Plan’s share reserve but which are not subject to any outstanding Incentives under the Prior Plan as of 11:59 p.m. Mountain Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available for use under the Prior Plan at such time and will be added to this Plan’s Share Reserve (as further described in Section 3.1) and be then immediately available for issuance pursuant to Incentives. In addition, from and after 11:59 p.m. Mountain Standard Time on the Effective Date, all outstanding Incentives granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Incentives granted on or after 11:59 p.m. Mountain Standard Time on the Effective Date of this Plan will be subject to the terms of this Plan.

2. Administration.

2.1 Administration by the Board. The Plan shall be administered by the board of directors of the Company (the “Board”). The Board may delegate administration of the Plan to a stock option or compensation committee of the Board to whom authority has been delegated by the Board, in accordance with Section 2.3 (a “Committee”).

2.2 Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)     To determine: (i) who will be granted Incentives; (ii) when and how each Incentive will be granted; (iii) what type of Incentive will be granted; (iv) the provisions of each Incentive (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Incentive; (v) the number of shares of Common Stock subject to, or the cash value of, an Incentive; and (vi) the Fair Market Value applicable to an Incentive.

(b)     To construe and interpret the Plan and Incentives granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Incentives. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any written agreement (an “Incentive Agreement”) between the Company and a person to whom an Incentive is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Incentive (a “Participant”), in a manner and to the extent it will deem necessary or expedient to make the Plan or Incentive fully effective.

(c)     To settle all controversies regarding the Plan and Incentives granted under it.

(d)     To accelerate, in whole or in part, the time at which an Incentive may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(e)     To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Incentive Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Incentive without his or her written consent except as provided in subsection (viii) below.

(f)     To submit the Plan and any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, the “Code”) regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to “covered employees” (within the meaning of Section 162(m)(3) under the Code), (B) Section 422 of the Code regarding incentive stock options, or (C) Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “Exchange Act”) (“Rule 16b-3”).

(g)     To approve forms of Incentive Agreements for use under the Plan and to amend the terms of any one or more Incentives, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Incentive Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Incentive will not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, (A) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (B) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Incentives without the affected Participant’s consent: (1) to maintain the qualified status of the Incentive as an Incentive Stock Option under Section 422 of the Code; (2) to change the terms of an Incentive Stock Option, if such change results in impairment of the Incentive solely because it impairs the qualified status of the Incentive as an Incentive Stock Option under Section 422 of the Code; (3) to clarify the manner of exemption from, or to bring the Incentive into compliance with, Section 409A; or (4) to comply with other applicable laws or securities exchange rule or listing requirements.

(h)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Incentives.

(i)     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Incentive Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

2.3 Delegation to Committee.

(a)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or re-vest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(b)     Section 162(m) and Rule 16b-3 Compliance. The Committee shall consist of not less than two Directors. During any time period in which the Company has a class of equity securities registered under Section 12 of the Exchange Act, each such Committee member or, if applicable, each member of a subcommittee to which power to administer the Company’s equity incentive plans and compensation under Section 162(m) under the Code, has been delegated, shall be an “outside director” within the meaning of Section 162(m) under the Code and a “non-employee director” within the meaning of Rule 16b-3.

2.4 Delegation to an Officer. The Board may delegate to one or more Directors or officers of the Company (within the meaning of Section 16 of the Exchange Act, “Officers”), subject to such terms, conditions and limitation as the Board may establish in its discretion, the authority to grant Incentives; provided, however, that the Board shall not delegate such authority (i) with respect to grants of Incentives to be made to Officers or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) under the Code, applicable exchange rules or applicable corporate law.

2.5 Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

2.6 Cancellation and Re-Grant of Incentives. Except in connection with a Capitalization Adjustment, neither the Board nor any Committee will have the authority to: (a) reduce the exercise, purchase or strike price of any outstanding Options or SAR under the Plan; or (b) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Incentives (other than Options with an exercise price greater than or equal to the exercise price of the Options being exchanged) under the Plan, unless the shareholders of the Company have approved such an action within 12 months prior to such an event.

3. Shares Subject to the Plan.

3.1. Number of Shares. Subject to adjustment in connection with a Capitalization Adjustment and subject to Section 1.4, the number of shares of Common Stock which may be issued under the Plan shall not exceed 8,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. For purposes of clarification, the award of any Incentives payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan. Shares may be issued in connection with a merger or acquisition as permitted by NYSE MKT Rules Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

3.2. Share Counting.

(a)     To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 5.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option.

(b)     In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(c)     To the extent that the full number of shares subject to a performance share award other performance based-stock award (other than a stock option or SAR) is not issued by reason of failure to achieve maximum performance goals, the number of shares not issued shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(d)     In the event that shares of Common Stock are issued as performance shares, restricted stock or pursuant to another stock award and thereafter are forfeited or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall be added back to the Plan share reserve and shall be available again for issuance pursuant to Incentives granted under the Plan.

(e)     Shares withheld or deducted from an Incentive in satisfaction of tax withholding obligations on an Incentive or as consideration for the exercise or purchase price of an Incentive shall not be added back to the Plan share reserve and shall not again become available for issuance under the Plan.

3.3 Section 162(m) Limitations. Subject to Section 9.1 relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply:

(a)      A maximum of 1,200,000 shares of Common Stock subject to stock options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Incentive is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Incentive will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Incentive is approved by the Company’s shareholders.

(b)      A maximum of 500,000 performance shares may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(c)      A maximum of $500,000 may be granted as a performance cash awards to any one Participant during any one calendar year.

3.4 Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an Employee may be granted any Incentive or Incentives denominated in shares that exceed in the aggregate $500,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Incentive made pursuant to any election by the Directors to receive an Incentive in lieu of all or a portion of annual and committee retainers and meeting fees.

3.5 Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued Common Stock.

4. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted under this Plan shall be subject to the following terms and conditions:

4.1 Price. The option price per share shall be determined by the Board, subject to adjustment under Section 9.1; provided that option price shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

4.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Board, subject to adjustment in connection with a Capitalization Adjustment. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

4.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.2, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Board at the time of grant.

4.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Board, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Board, or (d) in any other form of legal consideration that may be acceptable to the Board or is specified in the applicable Incentive Agreement. The shares of Common Stock delivered by the participant pursuant to Section 4.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Board. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

4.5     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant Incentive Stock Options:

(a)     To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as non-statutory stock options, notwithstanding any contrary provision of the applicable Incentive Agreement(s).

(b)     Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Board shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)     All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d)     Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e)     The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f)     If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

5. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 5.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Board (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR under this Plan shall be subject to the following terms and conditions:

5.1. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Board, subject to adjustment in connection with a Capitalization Adjustment. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

5.2. Duration. Subject to earlier termination as provided in Section 10.2, the term of each SAR shall be determined by the Board but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Board, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable.

5.3. Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 5.4.

5.4. Payment. Subject to the right of the Board to deliver cash in lieu of shares of Common Stock (which, as it pertains to Officers and Directors, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)      the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Board at the time of grant, subject to adjustment under Section 10.6); by

(b)      the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Board may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

6. Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. Restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. Restricted stock units evidence the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

6.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Board.

6.2. Sale Price. The Board shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

6.3. Restrictions. All shares of restricted stock transferred or sold hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Board may determine, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Board may deem appropriate, including, without limitation any or all of the following:

(a)      a prohibition against either the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)      a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, any right to all or a part of such shares or units in the event of termination of his or her employment or consulting engagement during any period in which such shares or units are subject to restrictions; and

(c)      such other conditions or restrictions as the Board may deem advisable.

6.4. Escrow. In order to enforce the restrictions imposed by the Board pursuant to Section 6.3, the Participant receiving restricted stock or restricted stock units, as applicable, shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2016 Stock Incentive Plan of Enservco Corporation (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the Company.

6.5. Issuance and Delivery of Shares. Subject to Section 10.6, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. In the case of restricted stock units, no shares shall be issued at the time such restricted stock units are granted. Subject to Section 10.6, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

6.6. Shareholder. Subject to the terms and conditions of the Plan, each Participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

7. Performance Awards.

7.1 Performance Shares. A performance share is an Incentive (covering a number of shares not in excess of that set forth in Section 3.4(b) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion, within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m). The grant of performance shares to a Participant shall not create any rights in such Participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an Incentive. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established. In addition, to the extent permitted by applicable law and the applicable Incentive Agreement, the Board may determine that cash may be used in payment of performance shares.

7.2 Performance Cash Awards. A performance cash award is a cash award (for a dollar value not in excess of that set forth in Section 3.4(c) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. At the time of grant of a performance cash award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion; provided, however, that any Performance Period shall be at least one year in length. The Board may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a Participant to have the option for his or her performance cash award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

7.3 Board Discretion. The Board retains the discretion to at any time reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

7.4 Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Incentive intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Incentive no later than the earlier of (A) the date 90 days after the commencement of the applicable Performance Period, and (B) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Incentive intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, options, cash or other benefits granted, issued, retainable and/or vested under an Incentive on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

8. Covenants of the Company.

8.1 Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Incentives.

8.2. Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Incentives and to issue and sell shares of Common Stock upon exercise of the Incentives; provided, however, that this undertaking will not require the Company to register under the Securities Act of 1933 (including the regulations promulgated thereunder, the “Securities Act”) the Plan, any Incentive or any Common Stock issued or issuable pursuant to any such Incentive. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Incentives unless and until such authority is obtained. A Participant will not be eligible for the grant of an Incentive or the subsequent issuance of cash or Common Stock pursuant to the Incentive if such grant or issuance would be in violation of any applicable securities law.

8.3 No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Incentive. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Incentive or a possible period in which the Incentive may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Incentive to the holder of such Incentive.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

9.1 Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a) and the shares of Common Stock issuable pursuant to any Incentive, the exercise price of any stock option or SAR, the performance goals for any Incentive, and other provisions of this Plan and outstanding Incentives, in order to reflect the change in the Common Stock and to provide Plan participants with the same relative rights before and after such adjustment. The Board will make such adjustments, and its determination will be final, binding and conclusive.

9.2 Dissolution or Liquidation. Except as otherwise provided in the Incentive Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Incentives (other than Incentives consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company; provided, however, that the Board may, in its sole discretion, cause some or all Incentives to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Incentives have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

9.3 Corporate Transaction. The following provisions will apply to Incentives in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Incentive or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Incentive. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Incentives, contingent upon the closing or consummation of the Corporate Transaction:

(a)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Incentive or to substitute a similar stock award for the Incentive (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(b)     arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Incentives to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c)     accelerate the vesting, in whole or in part, of the Incentive (and, if applicable, the time at which the Incentive may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(d)     arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Incentive;

(e)     cancel or arrange for the cancellation of the Incentive, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(f)     make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Incentive immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Incentives or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Incentive prior to the earlier of (i) the effective time of the Corporate Transaction and (ii) the effectiveness of such action(s) with respect to the Incentives.

9.4. Change in Control. In the event of a Change in Control (as defined in Section 11.3), the Board or a comparable committee of any corporation assuming the obligations of the Company hereunder may, but shall not be obligated to, elect in its discretion to declare that the restriction period of all restricted stock and restricted stock units has been eliminated, that all outstanding stock options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate, and that all performance shares granted to Participants are deemed earned at 100% of target levels and shall be paid. In connection with any declaration pursuant to this Section 9.4, the Board may, but shall not be obligated to, cause a cash payment to be made to each Plan participant who holds a stock option or SAR that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Transaction Proceeds Per Share (as defined in Section 11.14) exceeds the exercise price per share covered by such stock option times (y) the number of shares of Common Stock covered by such stock option or SAR.

The Board may restrict the rights of Plan participants or the applicability of this Section 9.4 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Incentive pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. General.

10.1. Effective Date. The Plan will become effective on the Effective Date.

10.2. Duration.

(a)     The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Incentives may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)      Suspension or termination of the Plan will not impair rights and obligations under any Incentive granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

10.3 Corporate Action Constituting Grant of Incentives. Corporate action constituting a grant by the Company of an Incentive to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the Incentive Agreement, instrument, certificate, or letter evidencing the Incentive is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Incentive Agreement as a result of a clerical error in the papering of the Incentive Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Incentive Agreement.

10.4. Non-transferability of Incentives. No stock option, SAR, restricted stock, restricted stock unit or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.5. Effect of Termination or Death. In the event that a Participant ceases to be an Employee Director, or Consultant for any reason, including death or disability, any Incentives may be exercised (or payments or shares may be delivered thereunder) or shall expire at such times as may be determined by the Board and, if applicable, set forth in the Incentive Agreement.

10.6. Investment Assurances; Additional Condition. Notwithstanding anything in this Plan to the contrary, the Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Incentive, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Incentive; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Incentive for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Incentive has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock. If at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Board. The Board may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

10.8. Withholding. Unless prohibited by the terms of an Incentive Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Incentive by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Incentive; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Incentive as a liability for financial accounting purposes); (iii) withholding cash from an Incentive settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Incentive Agreement. If a Participant desires and the Board permits, the Participant may satisfy its obligation to pay to the Company the amount required to be withheld by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the maximum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9. No Continued Employment, Engagement or Right to Corporate Assets. Nothing in the Plan, any Incentive Agreement or any other instrument executed thereunder or in connection with any Incentive granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Incentive was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. Nothing contained in the Plan shall be construed as giving an Employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10. Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Incentive to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Incentive that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Incentive that is so reduced or extended.

10.11 Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

10.12. Deferral Permitted. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Incentive may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A.

10.13. Amendment of the Plan. The Board may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that (a) increases the total number of shares available for issuance pursuant to Incentives granted under the Plan (except as contemplated by the provisions of Section 9.1 relating to Capitalization Adjustments), (b) deletes or limits the provisions of Section 2.6 (Cancellation and Re-Grant of Incentives), or (c) requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. Except as provided in the Plan (including Section 2.2(g)) or an Incentive Agreement, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair a Participant’s rights under an outstanding Incentive without his or her written consent, provided that such consent shall not be required with respect to any Plan amendment, modification or other such action if the Board determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Incentive.

     10.14. Code Section 409A Provisions. Unless otherwise expressly provided for in an Incentive Agreement, the Plan and Incentive Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Incentives granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Incentive granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Incentive Agreement evidencing such Incentive will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Incentive Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Incentive Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Incentive Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Incentive that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

10.15. Clawback/Recovery. All Incentives granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Incentive Agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

11. Additional Definitions.

11.1 Affiliate. “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

11.2 Capitalization Adjustment. A “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Incentive after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

11.3. Change in Control. A “Change in Control” means any of the following:

(a)     Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 11.3, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition pursuant to a transaction that complies with Sections 11.3(b)(1), 11.3(b)(2) and 11.3(b)(3);

(b)     Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(c)     Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(d)     Individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Incentives subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control shall be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

11.4. Corporate Transaction. “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)     a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(b)     a sale or other disposition of at least 90% of the outstanding securities of the Company;

(c)     a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(d)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

11.5 Employee. “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

11.6 Consultant. “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act of 1933 is available to register either the offer or the sale of the Company’s securities to such person.

11.7 Director. “Director” means a member of the Board.

11.8 Effective Date. “Effective Date” means the effective date of this Plan document, which is the date on which this Plan is approved by the Company’s Board.

11.9 Fair Market Value. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)      If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be (i) the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable, or (ii) such other method of determining the fair market value of a share of Common Stock that complies with the requirements of Section 409A of the Code.

(b)     Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(c)     In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

11.10 Incentive Stock Option. “Incentive Stock Option” means a stock option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

11.11 Performance Criteria. “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Incentive is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

11.12 Performance Goals. “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

11.13 Performance Period. “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Incentive. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

11.14 Transaction Proceeds Per Share. “Transaction Proceeds Per Share” in connection with a Change in Control shall mean the cash plus the Fair Market Value of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the transaction.